Exhibit 99.1

BioAmber Announces Hiring of Chief Financial Officer

Montreal, Canada, November 16, 2015. BioAmber Inc. (NYSE: BIOA), a leader in renewable materials, has recruited Mario Saucier to serve as its Chief Financial Officer, effective January 4, 2016.  Andrew Ashworth, who came out of retirement in July 2015 to act as Chief Financial Officer on an interim basis, will leave BioAmber at the end of January 2016.

Mario Saucier is an experienced financial executive with strong leadership and keen operational acumen who has worked in both entrepreneurial and public International companies.  He will lead all finance activities including treasury, budget planning, investor relations and information systems, and will play a leading role in the Company’s growth initiatives.   Mario was the Chief Financial Officer of Englobe from 2008 to 2013 and the Chief Accounting Officer of Quebecor World from 2005 to 2008.  From 1993 to 2005 he held a variety of positions at Bombardier Transport Group, including VP of Finance and Administration, VP SAP Implementation and VP Strategy and Performance.   Since 2014, Mario has been the CFO of Gestion MB5, a privately held holding company for Norduyn Inc. and Transtex Composite Inc.  Mario lives in Montreal and is a chartered professional accountant.

“We are thrilled to have recruited someone of Mario’s caliber,” said Jean-Francois Huc, BioAmber’s Chief Executive Officer.  “Mario is an entrepreneurial, hands-on executive with tremendous energy, and we anticipate an excellent fit with the rest of the management team.  He has the skills and experience needed to help guide our growth as an operating company”.

Andy Ashworth retired from BioAmber at the end of 2014, after serving for three and half years as Chief Financial Officer of the company.  He returned to the company in late July 2015 as interim CFO when our CFO resigned unexpectedly.  “Andy helped guide us through our public listing and he built up our financial group.  His willingness to come out of retirement helped the company to run smoothly while we searched for a new CFO. Andy will stay on until the end of January to ensure a seamless transition with Mario.  We thank Andy for his significant contributions, his ongoing leadership and dedication to BioAmber,” said Jean-Francois Huc.

About BioAmber

BioAmber (NYSE: BIOA) is a renewable materials company. Its innovative technology platform combines biotechnology and catalysis to convert renewable feedstock into building block materials that are used in a wide variety of everyday products including plastics, paints, textiles, food additives and personal care products.  For more information visit www.bio-amber.com

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact in this press release are forward-looking statements.  These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions.  Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond BioAmber’s control.  BioAmber’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the events and circumstances reflected in the forward-looking statements will be achieved or occur and the timing of events and circumstances and actual results could differ materially from those projected in the forward-looking statements.

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Accordingly, you should not place undue reliance on these forward-looking statements.  All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  For additional disclosure regarding these and other risks faced by BioAmber, see disclosures contained in BioAmber's public filings with the SEC including, the "Risk Factors" section of BioAmber's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the Quarter ended September 30, 2015.

BioAmber Investor Contact

Mike Hartmann

Executive Vice President

BioAmber Inc.

(514) 844-8000 extension 120

mike.hartmann@bio-amber.com

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